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                                                                   Exhibit 10.25


                                                                  Execution Copy

                      RESTRUCTURING AND EXCHANGE AGREEMENT

                  This RESTRUCTURING AND EXCHANGE AGREEMENT, dated as of April 14, 2004 (this "Agreement"), is made among CD&L, Inc., a Delaware corporation ("CDL" or the "Company"), BNP Paribas (successor in interest to Paribas Capital Funding LLC), Exeter Venture Lenders L.P. and Exeter Capital Partners IV, L.P. (collectively, the "Lenders"), and those individuals listed on Schedule I annexed hereto (collectively, the "Investors").

                  Background: CDL is presently indebted to the Lenders in the sum of $11.0 million pursuant to the Company's Senior Subordinated Promissory Notes (the "Notes") issued pursuant to a Senior Subordinated Loan Agreement among CDL and the Lenders dated as of January 29, 1999, as amended (the "Loan Agreement"). Such Notes are due and payable in January 2006. The Investors have indicated a willingness to purchase certain of the Notes from the Lenders, and to invest additional funds in CDL. However, the Investors are only willing to make such investment, and CDL is only willing to accept the investment, if the Lenders first agree to restructure the terms of the Notes. After extensive negotiations, the Investors, the Lenders and CDL have agreed to a financial restructuring of CDL which will include a number of transactions, as follows:

                  (a) The Lenders will exchange Notes in the aggregate principal amount of $4.0 million for shares of the Series A Convertible Redeemable Preferred Stock of CDL, par value $.001 per share ("Preferred Stock") with a liquidation preference of $4.0 million, and otherwise on the terms set forth in the form of Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of CD&L, Inc. attached as Exhibit A hereto (the "Certificate of Designation");

                  (b) The Lenders will amend the terms of the $7.0 million balance of the Notes, and then exchange the original Notes for the amended and restated notes, which will consist of two series of convertible notes, the Series A Convertible Subordinated Debentures the "Series A Convertible Notes") in the principal amount of $3.0 million and the Series B Convertible Subordinated Debentures ("Series B Convertible Notes") in the principal amount of $4.0 million (collectively, the "Convertible Notes"). The Loan Agreement will be amended and restated to reflect the terms of the substituted Series A Convertible Notes and the Series B Convertible Notes. The terms of the two series of Convertible Notes will be identical except for the conversion rate, as further provided below and in the Amended and Restated Senior Subordinated Loan Agreement among CDL and various lenders signatories thereto dated as of the date hereof pursuant to which the Convertible Notes will be issued (the "Amended Loan Agreement");

                  (c) The Investors will purchase the Series A Convertible Notes from the Lenders for a purchase price of $3.0 million;

                  (d) CDL will issue an additional $1.0 million of Series A Convertible Notes to the Investors for an additional payment of $1.0 million pursuant to the Amended Loan Agreement, the proceeds of which shall be used in part to pay interest due as of the date hereof on the Notes;


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                  (e) The Investors, the Lenders and CDL will enter into a
Stockholders Agreement dated the date hereof (the "Stockholders Agreement") to reflect certain agreements between them with respect to CDL;

                  (f) The Investors, the Lenders and CDL will enter into a Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement") pursuant to which the shares of CDL common stock issuable upon conversion of the Preferred Stock and the Convertible Notes will be registered for resale with the Securities and Exchange Commission;

(collectively, the foregoing transactions are referred to as the "Transaction". This Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Amended Loan Agreement, the Convertible Notes and the Certificate of Designation for the Preferred Stock are collectively referred to as the "Transaction Documents".)

                  A committee of the independent directors of CDL has been advised by the Financial Advisor (as defined below) that the Transaction is fair to stockholders of CDL from a financial point of view. Consummation of the Transaction is subject to a number of conditions, including, but not limited to, receipt hereafter of written confirmation of such advice from the Financial Advisor.

                  As a result of the Transaction, the Lenders will hereafter own all of the Series A Preferred Stock and all of the Series B Convertible Notes. The Investors will own all of the Series A Convertible Notes.

                  Now, therefore, in consideration of the foregoing and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. The Preferred Stock.

                           (a) Issuance. At the Closing, CDL agrees to issue and
sell to the Lenders, in the amounts indicated on Schedule I, and the Lenders agree to purchase from CDL, an aggregate number of shares of CDL's Preferred Stock with a liquidation preference of $4.0 million. The terms of the Preferred Stock shall be as set forth in the Certificate of Designation, which will be modified as follows:

                                     (i) The conversion price of the Preferred
Stock (the "Conversion Price") shall be market value, defined as the average of the closing prices of the Company's Common Stock on the American Stock Exchange for each of the last five (5) trading days ending on and including the last trading day immediately prior to the Closing Date;

                                     (ii) After the Conversion Price is
determined, the issue price (the "Issue Price") will be fixed at ten (10) times the Conversion Price, and the number of Preferred Shares to be issued will be fixed at the quotient of $4.0 million divided by the Issue Price; and


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                                     (iii) The Certificate of Designation will
be filed as provided in Section 8(e) hereof.

                           (b) Purchase Price. In consideration for the issuance
of the Preferred Shares, the Lenders shall deliver to CDL, in exchange and for cancellation and discharge, Notes in the aggregate principal amount of $4.0 million.

                           (c) Delivery. The exchange of the Notes for the
Preferred Shares shall take place at a Closing (the "Closing") to be held on the date hereof or at such other time and place as CDL, the Investors and the Lenders may mutually determine (the "Closing Date") after satisfaction of all conditions described in Sections 7, 8 and 9 below. As per paragraph (a) above, while the Note will be delivered to CDL at the Closing, the Preferred Shares will be delivered to the Lenders promptly after the Certificate of Designation is filed.

                  2. The Convertible Notes.

                           (a) Creation of Series A Convertible Notes and Series
B Convertible Notes. At the Closing, CDL and the Lenders agree to restate the terms of Notes with a principal balance of $7.0 million into (i) Series A Convertible Notes in the principal amount of $3.0 million in the form of Exhibit B annexed hereto, with each Lender to receive the principal amount of Series A Convertible Notes set forth opposite such Lender's name on Schedule I annexed hereto; and (ii) Series B Convertible Notes in the principal amount of $4.0 million in the form of Exhibit C hereto, with each Lender to receive the principal amount of Series B Convertible Notes set forth opposite such Lender's name on Schedule I hereto. The conversion price of the Series A Notes shall be the Conversion Price. The conversion price of the Series B Notes shall be twice
(2x) the Conversion Price.

                           (b) At the Closing, the Lenders shall deliver the
original Notes to CDL, and the Lenders shall receive the Convertible Notes in the denominations provided above in exchange and substitution and replacement therefor.

                           (c) Investor Purchase. At the Closing, CDL agrees to
issue and sell to the Investors, and the Investors agree to purchase Series A Convertible Notes in the principal amount of $1.0 million, with each Investor to purchase that principal amount of Series A Convertible Notes set forth opposite such Investor's name on Schedule I hereto.

                           (d) Purchase from Lenders. At the Closing, the
Investors agree to purchase from the Lenders, and the Lenders agree to sell to the Investors, all of their Series A Convertible Notes in the aggregate principal amount of $3.0 million, with each Lender to sell, and each Investor to purchase, the amount of Series A Convertible Notes set forth opposite such Lender's and Investors name on Schedule I hereto. Delivery of the Series A Notes to the Investors shall be made within ten days after the Closing, with the appropriate Closing Price inserted into each Convertible Note.


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                           (e) Use of Proceeds. The proceeds of the sale and
issuance of the $1.0 million Series A Convertible Notes shall be used by CDL first to pay all interest due to date under the Notes and, thereafter, for general corporate purposes.

                           (f) Payments. CDL will make all cash payments due
under the Series A Convertible Notes and the Series B Convertible Notes in immediately available funds on the date such payments are due in the manner and at the address for such purpose specified in the Amended Loan Agreement.

                  3.       Closing Deliveries.

                  (a) At the Closing, the Lenders shall deliver to CDL and the
                      Investors:

                           (i) (to CDL only): the Notes duly endorsed for cancellation;

                           (ii) an executed counterpart to this Agreement signed by a duly authorized officer of each Lender;

                           (iii) an executed counterpart to the Registration Rights Agreement signed by a duly authorized officer or officers, as the case may be, of each Lender;

                           (iv) an executed counterpart to the Stockholders Agreement signed by a duly authorized officer or officers, as the case may be, of each Lender;

                           (v) an executed counterpart to the Amended Loan Agreement signed by a duly authorized officer or officers, as the case may be, of each Lender;

                           (vi) (to the Investors only): the Series A
         Convertible Notes in the principal amount of $3.0 million duly endorsed for transfer; and

                           (vii) such other documents as shall be reasonably requested by CDL or the Investors.

                  (b) At the Closing, the Investors shall deliver to CDL and
Lenders:

                           (i) (to the Lenders only): $3 million by wire transfer of immediately available funds to an account or accounts designated in writing by the Lenders, as further indicated on Schedule I;

                           (ii) (to CDL only): $1 million by wire transfer of immediately available funds to an account designated in writing by CDL;

                           (iii) an executed counterpart to this Agreement signed by each Investor;


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                           (iv) an executed counterpart to the Registration
         Rights Agreement signed by each Investor;

                           (v) an executed counterpart to the Stockholders Agreement signed by each Investor;

                           (vi) an executed counterpart to the Amended Loan Agreement signed by each Investor;

                           (vii) (to CDL only): the Series A Convertible Notes received from the Lenders duly endorsed for transfer; and

                           (viii) such other documents as shall be reasonably requested by the Lenders and CDL.

                  (c) At the Closing, CDL shall deliver to the Lenders and the
Investors:

                           (i) (to the Lenders only, and as soon as practical after the Closing and the filing of the Certificate of Designation): certificates representing the Preferred Shares;

                           (ii) (to the Lenders only, and as soon as practical after the Closing and the determination of the Conversion Price):
         Series A Notes in the principal amount of $3 million;

                           (iii) (to the Lenders only, and as soon as practical after the Closing and the determination of the Conversion Price):
         Series B Notes in the principal amount of $4 million;

                           (iv) (to the Investors only, and as soon as practical after the Closing and the determination of the Conversion Price):
         Series A Notes in the principal amount of $1 million;

                           (v) (to the Investors only upon delivery by the Investors to CDL of the duly endorsed Series A Convertible Notes originally delivered to the Lenders pursuant to clause (ii) above): replacement Series A Convertible Notes issued to the Investors;

                           (vi) an executed counterpart to this Agreement signed by a duly authorized officer of CDL;

                           (vii) an executed counterpart to the Registration Rights Agreement signed by a duly authorized officer of CDL;

                           (viii) an executed counterpart of the Stockholders Agreement signed by a duly authorized officer of CDL;


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                           (ix) an executed counterpart to the Amended Loan
         Agreement signed by a duly authorized officer of CDL; and

                           (x) such other documents as shall be reasonably requested by the Lenders or the Investors.

                  4. Representations and Warranties of CDL. CDL represents and warrants to the Investors and the Lenders as follows:

                  4.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

                  4.2 Capitalization. The authorized capital of the Company consists of 2,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"). Immediately prior to the execution of this Agreement, 7,658,660 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

                  4.3 Authorization. The Company has the necessary corporate power and authority to enter into the Transaction Documents and to assume and perform its obligations thereunder. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by the Board of Directors of the Company. The Transaction Documents have been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.4 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to the Company in order to constitute the Transaction Documents as valid, binding and enforceable obligations of the Company in accordance with their respective terms.

                  4.5 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a material breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by laws of the Company, (ii) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien on any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding, arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written) or (iii) violate or conflict in any material respect with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or its property.


                                       -6-
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                  4.6 American Stock Exchange. The Company has received
assurances that the American Stock Exchange ("Amex") will not require approval by the stockholders of CDL for the transactions contemplated by this Agreement and that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents is in compliance with the listing requirements of Amex.

                  5. Representations and Warranties of the Lenders. Each Lender represents and warrants to the Company and the Investors severally and not jointly as follows:

                  5.1 Organization and Existence. Each Lender is a limited partnership or limited liability company duly organized and validly existing under the laws of its jurisdiction of organization.

                  5.2 Authorization. The execution, delivery and performance by each Lender of the Transaction Documents to which it is a party and the consummation by the Lender of the transactions contemplated hereby and thereby are within the powers of the Lender and have been duly authorized by all necessary action (corporate or other) on the part of the Lender. Each of the Transaction Documents to which each Lender is a party has been duly executed and delivered by the Lender and constitutes a legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.3 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to each Lender in order to constitute the Transaction Documents as a valid, binding and enforceable obligation of the Lender in accordance with their respective terms.

                  5.4 No Conflicts. The execution, delivery and performance of the other Transaction Documents by the Lender, compliance by the Lender with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a material breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by laws, limited partnership agreement, operating agreement or other organizational documents of the Lender, or (ii) violate or conflict in any material respect with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Lender or its property.


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                  5.5 Investment. Each Lender is acquiring the Preferred Shares and Convertible Notes being purchased by it for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part. No Lender has entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Note being purchased by it, and no Lender has any present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

                  5.6 Exemption From Registration. Each Lender acknowledges that the offer and sale of the Preferred Shares and the Convertible Notes is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, each Lender represents and warrants to the Company as follows:

                            (i) Each Lender has the financial ability to bear
the economic risk of its investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

                            (ii) Each Lender has such knowledge and experience
in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Stock and the Convertible Notes.

                  5.7 Accredited Investor. Each Lender is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

                  5.8      Available Information.  Each Lender:

                            (i) Has been furnished with any and all documents
that may have been made available by the Company upon request of the Lender for a reasonable time prior to the date hereof;

                            (ii) Has been provided an opportunity for a
reasonable time prior to the date hereof to obtain additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                            (iii) Has been given the opportunity for a
reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of this investment in the Preferred Shares and the Convertible Notes; and

                            (iv) Has determined that the Preferred Shares and
the Convertible Notes are a suitable investment for the Lender.


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                  5.9 Transfer Restrictions. The Lender will not sell or
otherwise transfer the Preferred Shares and the Convertible Notes without registration under the Securities Act or unless the Lender provides the Company with an opinion of counsel to the effect that a sale, transfer or assignment of the Preferred Shares or the Convertible Notes may be made without registration.

                  5.10 Legend. The Lender understands and acknowledges that the Preferred Shares and the Convertible Notes shall bear a legend substantially as follows until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with an effective registration statement thereunder; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

              "The [shares] [securities] represented by this [certificate] [note] have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such [shares] [securities] may not be offered, sold, pledged or otherwise transferred except
              (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States."

                  6. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company and the Lenders severally and not jointly as follows:

                  6.1 Organization and Existence. Each Investor is a natural person.

                  6.2 Authorization. Each of the Transaction Documents to which the Investor is a party has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  6.3 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to the Investor in order to constitute the Transaction Documents as a valid, binding and enforceable obligation of the Investor in accordance with their respective terms.

                  6.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by each Investor, compliance by each Investor, with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate or conflict in any material respect with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Investor.


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                  6.5 Investment. Each Investor is acquiring the Convertible
Notes being purchased by it for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part. No Investor has entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Convertible Notes being purchased by it, and no Investor has any present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

                  6.6 Exemption From Registration. Each Investor acknowledges that the offer and sale of the Convertible Notes is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder. In furtherance thereof, the Investor represents and warrants to the Company as follows:

                            (i) The Investor has the financial ability to bear
the economic risk of its investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

                            (ii) The Investor has such knowledge and experience
in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes.

                  6.7 Accredited Investor. Each Investor is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

                  6.8 Available Information.  Each Investor:

                            (i) Has been furnished with any and all documents
that may have been made available by the Company upon request of the Investor for a reasonable time prior to the date hereof;

                            (ii) Has been provided an opportunity for a
reasonable time prior to the date hereof to obtain additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                            (iii) Has been given the opportunity for a
reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of this investment in the Convertible Notes; and

                            (iv) Has determined that the Convertible Notes are a
suitable investment for the Investor.


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                  6.9 Transfer Restrictions. Each Investor will not sell or
otherwise transfer the Convertible Notes without registration under the Securities Act or unless the Investor provides the Company with an opinion of counsel to the effect that a sale, transfer or assignment of the Convertible Notes may be made without registration. The Investor fully understands and agrees that the Investor must bear the economic risk of the Investor's purchase because, among other reasons, the Convertible Notes have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available.

                  6.10 Legend. Each Investor understands and acknowledges that the Convertible Notes shall bear a legend substantially as follows until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with an effective registration statement thereunder; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

              "The [shares] [securities] represented by this [certificate] [note] have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such [shares] [securities] may not be offered, sold, pledged or otherwise transferred except
              (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States."

                  7. Mutual Conditions to Closing. The obligations of all of the parties to close is subject to the following mutual conditions:

                  (a) Representations. All the representations and warranties of the other parties contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) Conditions Precedent. All of the conditions precedent to the issuance of the Convertible Notes and Preferred Shares set forth in the Agreement shall have been complied with except for the determination of the Conversion Price and the number of Preferred Shares to be issued.

                  (c) Deliveries. All deliveries of the other parties pursuant to Section 3 shall have been received.

                  (d) Performance. None of the other parties shall have failed on or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with on or prior to the Closing Date.


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                  (e) Waivers. All key employees (meaning Albert W. Van Ness,
Jr., William, T. Brannan, Russell Reardon, Michael Brooks and Mark Carlesimo (the "Management Investors") either shall have waived any "change of control" provisions in their employment agreements resulting from the issuance of the Convertible Notes and/or any conversion of the Convertible Notes (but not arising from acquisition of control by an unrelated third party (i.e. an entity not party to this Agreement or an affiliate of such party) or from automatic conversion of the Convertible Notes thereafter, or shall have executed new employment agreements (consistent with Section 9(a) below) extending their term of employment and containing such waiver or providing that no change in control benefit is payable under those circumstances.

                  (f) Amex. The listing application for the common shares underlying the Preferred Stock and the Convertible Notes shall have been accepted by Amex for listing, and the Company shall have received assurances, reasonably satisfactory to it that Amex will not require approval by the stockholders of CDL for the transactions contemplated by this Agreement.

                  8. Additional Conditions to Obligations of Company. The Company's obligations to consummate the Transactions at the Closing is subject to the fulfillment on or prior to the Closing Date, of the following additional conditions, any of which may be waived in whole or in part by the Company:

                  (a) Fairness Opinion. Ryan Beck & Co. (the "Financial Adviser") shall have delivered to the committee of independent directors of the Company (the "Committee") an opinion in form reasonably satisfactory to such Committee to the effect that the transactions contemplated hereby are fair from a financial point of view to stockholders of the Company.

                  (b) Legal Opinion. Orloff Lowenbach Stifelman & Siegel ("Special Counsel") shall have delivered to the Committee its opinion, in form acceptable to the Committee, that the Transaction Documents as a whole are consistent with the Term Sheet, in all material respects.

                  (c) Rights Offering. Documents necessary to commence the rights offering described in Section 10 below shall have been prepared and be in form and substance ready for filing with the SEC and satisfactory to the Committee.

                  (d) Bank Consent. The Company shall have received all necessary approvals from Fleet Bank, N.A.

                  (e) Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

                  9. Additional Conditions to Closing of Investors. The Investors' obligation at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following condition, which may be waived in whole or in part by the Investors:

                  (a) Employment Contracts. The Management Investors shall have received extensions of their employment contracts with CDL to December 31, 2008.

                  10. Rights Offering Covenant. CDL will commence a rights offering to its common stockholders (and to all those who have securities convertible into common stock other than the holders of the Preferred Stock and the Convertible Notes in their capacity as such) as soon as practical after the consummation of the Transaction, and in any event within nine (9) months of the Closing Date, whereby the common stockholders of CDL shall have the right to acquire at least $2 million of additional shares of common stock of CDL in the aggregate at a price equal to the Conversion Price. If the rights offering is oversubscribed,

                  (a) first, any Investors and Lenders who subscribe shall cut back on their subscriptions to permit other CDL stockholders to participate fully; and

                  (b) if the rights offering is still oversubscribed after the cutback, CDL shall have the option to increase the size of the rights offering to up to $4 million.

                  In connection with a rights offering by the Company to be consummated by the nine (9) month anniversary of the date hereof, Lenders waive the following rights with respect to their outstanding warrants to purchase an aggregate of 506,250 shares of Common Stock of the Company, pursuant to the Warrant Agreement dated as of January 29, 1999 (the "Warrant") to (1) receive notices concerning the rights offering, (2) any adjustment in the exercise price or number of shares issuable upon exercise of the Warrant as a result of the rights offering or any of the transactions contemplated by the Transaction Documents or (3) any payment to which the Lenders would otherwise be entitled under Section 10 of the Warrant.

                  11. General Provisions.

                  (a) Entire Agreement; Amendment and Waiver. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. Any failure by the Company, the Investors or the Lenders to enforce any rights hereunder shall not be deemed a waiver of such rights unless waived in writing by the Company, the Investors or the Lenders, as the case may be. The representations and warranties set forth in this Agreement shall survive the Closing.

                  (b) Successors and Assigns. Subject to the restrictions on transfer described in the Stockholders Agreement, the rights and obligations of the Company, the Lenders and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  (c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to an Investor or Lender, at the Investor's or the Lender's address or facsimile number set forth in Schedule I attached hereto, or at such other address as Investor or Lender shall have furnished Company in writing, or (ii) if to Company, at CD&L, Inc., 80 Wesley Street, S. Hackensack, New Jersey 07606, facsimile number (201) 489-6974, or at such other address or facsimile number as Company shall have furnished to Investor in writing. All such notices and communications shall be deemed to be duly given, if contained in a written instrument, (i) delivered by hand in person, (ii) two (2) days following deposit with a nationally reorganized overnight courier service, (iii) by electronic facsimile transmission (with a copy sent by first class mail, postage prepaid), or (iv) five (5) days following deposit in the mail, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as aforesaid.

                  (d) Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

                  (e) Headings. The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  (g) Further Assurances. The Company, the Investors and the Lenders agree to execute and deliver such instruments and take such actions as the other parties may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                               CD&L, Inc.


                               By:____________________________________
                                  Name:
                                  Title:  Chief Executive Officer

                               BNP PARIBAS


                               By:____________________________________
                                  Name:
                                  Title:


                               By:____________________________________
                                  Name:
                                  Title:

                               EXETER VENTURE LENDERS, L.P.
                               By: Exeter Venture Advisors, Inc. its
                                   General Partner


                               By:____________________________________
                                  Name:
                                  Title:

                               EXETER CAPITAL PARTNERS IV, L.P.
                               By: Exeter IV Advisors, L.P., its General Partner
                               By: Exeter IV Advisors, Inc., its General Partner


                               By:___________________________________
                                  Name:
                                  Title:


                          [Investor Signatures follow}